GUINNESS ATKINSON ASSET MANAGEMENT INC/GUINNESS ASSET
MANAGEMENT LTD/GUINNESS CAPITAL MANAGEMENT LTD

CODE OF ETHICS

incorporating

Personal Account Dealing Rules

Conflicts of Interest Policy

Current as of 1 November 2010

Procedures Manual Appendix 4

Revised November 1, 2010	1

Personnel Account Dealing Rules (PAD)

Contents

Page
Personal Account Dealing (“PAD”) Rules

General Introduction	4

Difference in treatment of transactions in ‘securities’ and transactions in ‘packaged products’	5
• definition of ‘securities’
• definitions of ‘packaged products’

Requirements on joining Guinness Atkinson/Guinness Asset Management/Guinness Capital Management	6
• initial declaration of securities holdings
• establishment of securities dealing arrangements
• exemptions to the general requirement to deal in-house

General restrictions on securities dealing	7

How to execute a securities deal	9

After executing a securities deal	10

How to execute a transaction in a packaged product	10

On-going and annual disclosure requirements	10

Failure to comply	11

Additions to / variations from the PAD Rules by office	11

Other Ethical Issues	12

Conflicts of Interest	12
Inside Information	12

Confidentiality	12

Gifts and Entertainment	12
• gifts - definition and approval process
• entertainment – definition and approval process
• method of notification

Reporting of violations	14

Revised November 1, 2010	2

Key:

The FIRMS-collectively refers to Guinness Atkinson Asset Management
    Guinness Asset Management
    Guinness Capital Management

Revised November 1, 2010	3

GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT /GUINNESS CAPITAL MANAGEMENT
Code of Ethics incorporating Personal Account Dealing Rules

PERSONAL ACCOUNT DEALING RULES (PAD)

GENERAL INTRODUCTION

The FIRMS Code of Ethics and Personal Account Dealing Rules (“the Rules”) cover all the FIRMS employees, access persons and supervised persons worldwide (collectively “Covered Persons”). With respect to a Covered Person who is an employee of the FIRMS, agreement to observe the Rules represents a term of each such Covered Person’s Contract of Employment.  Non-compliance with the Rules will be regarded as a breach of that Contract of Employment and will be treated accordingly.

The FIRMS aim in all areas of its’ business to maintain the highest standards and the Rules are based on a combination of the best industry practice in the various countries in which the FIRMS operate.  In particular the Rules incorporate the requirements of the US Investment Company Act of 1940, which has strict guidance on dealing for ‘access’ persons, and the US Investment Advisers Act of 1940, which applies to the firm’s ‘supervised persons.’  The US requirements are felt to be appropriate for all of the FIRMS employees, access persons and supervised persons worldwide.  The definitions of ‘access person’ and ‘supervised person’ are shown at Appendix 1.

Covered Persons are permitted to engage in personal account dealings.  However they are expected to accept that the nature of the FIRMS relations with its accounts must impose restrictions on the dealings in which Covered Persons can engage, the timing of those dealings, and the level of privacy which they can expect in those dealings and on-going securities holdings.  A current list of Covered Persons is included at Appendix 2.

Whilst the majority of the Rules relate to Personal Account Dealing, there are other areas where conflicts with accounts’ interests may arise.  Such ethical issues include the receipt and provision of Gifts and Entertainment from or to persons with whom we do business on behalf of accounts (such as stockbrokers and financial intermediaries) and the possible receipt of Inside Information on companies which could effect the timing of investment decisions.  These matters are covered in more detail in the final section of these Rules.

In general, the FIRMS Covered Persons should at all times:

A.	place the interest of the FIRMS accounts first;

B.	conduct all personal securities transactions in a manner consistent with the PAD Rules;

C.	avoid any actual or potential conflict of interest or any abuse of the individual’s position of trust and responsibility; and

D.	adhere to the fundamental standard that the FIRMS Covered Persons should not take inappropriate advantage of their positions; and

E.	comply with the applicable US federal securities laws (as defined in Appendix 1) and applicable laws of other jurisdictions governing the FIRMS activities.

The FIRMS are required to provide each of its Covered Persons with a copy of this Code of Ethics and any amendments.  Each Covered Person must provide the FIRMS with a written acknowledgment of his or her receipt of the Code of Ethics and any amendments.  A form for this purpose is attached hereto as Exhibit A although written acknowledgement can be in any Form agreed with the Compliance Officer.

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DIFFERENCE IN TREATMENT OF TRANSACTIONS IN ‘SECURITIES’ AND ‘PACKAGED PRODUCTS’

You should note that throughout the Rules there is a distinction between transactions in ‘securities’ and transactions in ‘packaged products’.

Definition of Transactions in ‘Securities’

Holdings of company stock (including investment trusts) or bonds or other such instruments (including futures, options and commodities) whether held directly or through non-discretionary/execution-only arrangements with in-house or external Private Client, stock-broker, PEP/ISA/Pension, Individual Retirement Account, or 401(k) Plan providers fall into the ‘securities’ category. Securities include:

(a) a ‘limited offering’ in the US (an offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) or Section 4(6) of the Securities Act or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act;

 (b) an ‘initial public offering’ (an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act);

(c) exchange-traded funds;

 (d) closed-end funds; and

(e) funds advised (or sub-advised) by the Adviser.

Security transactions (direct or indirect via lump sum or regular savings) are covered by these Rules.

There is an exception made for investment trust savings schemes (in-house or external) which will be treated as ‘packaged products’.  This exception is made due to the Covered person having no influence over the timing of the regular savings instalments and the relatively small amounts involved which would not impact the market price.  Other direct investments into investment trusts remain within the definition of ‘securities’.

If a Covered Person acquires securities in cases in which the issuer offers a dividend re-investment service, and the initial approval or notification of initial holdings notes this fact, it will not be necessary for the Covered Person to subsequently re-apply for permission each time the Person becomes aware that the relevant security goes ex dividend.

Definition of transactions in ‘Packaged products’

Holdings in external unit trusts, funds or unitised PEP/ISA/Pension products plus investment trust savings schemes fall into the ‘packaged products’ category.

Transactions in packaged products are recognised as generally being a step away from actual specific securities holdings decisions and / or there being no influence possible over the time of dealing due to the strict terms of the product.  A general permission is granted by the UK Compliance Officer to deal in such products without having to adhere to the detail of these Rules with the exception of the Firms funds which require authorisation as stated above in (e), being funds advised (or sub-advised) by the Adviser.

Transactions in packaged products may therefore be dealt direct with the provider whether in-house or third party.

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REQUIREMENTS ON JOINING GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT/GUINNESS CAPITAL MANAGEMENT

Initial declaration of securities holdings and brokers

On becoming a Covered Person of the FIRMS, the Person is required to provide to the FIRMS UK Compliance Officer a statement of all securities that the Person holds beneficially, together with the name of any broker, dealer or bank with which the person maintains an account in which any securities are held for the person’s direct or indirect benefit.

The UK Compliance Officer for the FIRMS UK offices from 1st April 2006 is Giles Robinette.  He may be reached at +44 20 7222 1665 (tel); +44 20 7222 4612 (fax); 14 Queen Anne’s Gate, London SW1H 9AA; giles.robinette@gafunds.com.  The Compliance Officer for the FIRMS US offices currently is Jim Atkinson.  He may be reached at +1 818 716 2739 (telephone number), +1 818 716 2733 (fax number), 21550 Oxnard Street, Suite 850 Woodland Hills, CA 91367 (mail address), jim.atkinson@gafunds.com (e-mail address).  The Compliance Officers themselves should file with the other Compliance Officer.

New Covered Persons are required to provide this information within 10 days of becoming a Covered Person.  A form for this purpose is attached hereto as Exhibit B. although filing can be in any Form agreed with the Compliance Officer.

The UK Compliance Officer will review this information and will treat it in a confidential manner with access generally only being necessary by the FIRMS compliance staff and senior management.  However, complete privacy cannot be guaranteed to Covered Persons, as the FIRMS believe openness is the best safeguard against any possible accusations of conflicts of personal dealing with respect to the assets of accounts, whose interests must always be prioritised.

Existing broker relationships and establishment of any new securities dealing arrangements

It is the responsibility of each Covered Person to ensure that the brokers used are able and willing to provide duplicate contract notes or confirmations for all securities transactions effected.  Accordingly, the Covered Person shall direct any and all brokers that he or she uses to effect securities transactions to provide such copy contract notes or duplicate confirmations to the UK Compliance Officer; these may be sent by e-mail if preferred by the broker to COMPLIANCE@GAFUNDS.COM.  In the event that a broker cannot provide such copies then, if the UK Compliance Officer agrees, the Covered person may provide the copies. Such arrangements are likely to be exceptional.

In addition, each Covered Person shall, no later than 30 days after the end of every calendar quarter, file a report with the UK Compliance Officer detailing each deal and securities transaction effected during the previous quarter.  A form for this purpose is attached hereto as Exhibit C although filing can be in any Form agreed with the Compliance Officer.

Details of any new broker with whom it is proposed to open an account must be supplied to the UK Compliance Officer in advance of the account being established together with details of account numbers, etc., when known.

The requirement of the broker to provide copy contract notes or duplicate trade confirmations will be independently confirmed by the UK Compliance Officer with the broker’s own compliance team.  If, for any reason, the arrangement should fail, it is the responsibility of the Covered Person to provide copy contract notes or duplicate trade confirmations on request by the Compliance Officer.  If the arrangement with a broker fails on a repeated or constant basis the Compliance Officer may advise the Covered Person to stop using the particular broker.  The Compliance Officer may, in addition, request other information regarding a Covered Person’s accounts, such as regular portfolio listings.

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Covered Persons with discretionary mandates at other fund management houses or who act in the role of trustee or beneficiary of a trust where they are not involved in making investment decisions will not be required to get pre-approval for all securities transactions within such a portfolio, but they must obtain and disclose trading and portfolio statements to the UK Compliance Officer on an at least quarterly basis.

GENERAL RESTRICTIONS ON SECURITIES DEALING

The overriding principle in the Rules is that account orders will always take preference over Covered Person deals but the following specific restrictions must be adhered to:-

•
Covered Persons must obtain pre-approval from the UK Compliance Officer and normally ( see note) also from the relevant investment authoriser for any transactions in securities and are reminded that the definition of securities set out on page 6 includes  limited offerings, initial public offerings, and funds advised (or sub-advised) by the Adviser. ( note : limited offerings of unlisted securities do not need approval of investment authoriser where this would not  be relevant).

•
All approvals for proposed Covered Person deals in a stock where an account has already dealt that day, or where an account deal is subsequently made before the approval of the Covered Person deal is completed, will be held over for approval to the next business day  to reduce the possibility of same day conflict.  If a Covered Person deal has been approved and dealt and an account deal is subsequently made then both deals will be monitored for any possible conflict.

•
If approvals are given, the deal should be transacted as soon as possible and no later than the same day.  If it is not possible to complete a deal on the day when approvals are given then as a matter of course, the approvals lapse and the Covered Person must re-seek approval the next day or on the day when they are next likely to be able to transact the deal. However exceptional permission can be given to extend the dealing time frame and is noted on the PAD permission form.

•	Stock and / or cash must always be available, or due to be available, in the Covered Person’s account at his or her broker before a deal can be approved: no speculative transactions are allowed.

•
Individual short-term trades are permitted.  However short-term trading (being a repeated pattern of short-term trades) is prohibited as it potentially conflicts with account interests.  The UK Compliance Officer will monitor deals and query if “buy-and-sell” or “sell-and-buy” transactions fall within 60 days of each other.  Any repeated pattern of short-term trades will be referred to the individual’s line manager.

•	Covered Persons must not effect transactions where their personal interest conflicts in any way with the interests of the FIRMS accounts. ‘Account’ is defined in Appendix 1.

•
Covered Persons must not effect transactions in securities in which they are restricted by virtue of directorships that they hold in other companies.  The FIRMS are unlikely to be aware of such restrictions.  Accordingly, the obligation to act properly will vest with the Covered Person.

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•
Covered Persons must not effect transactions when they are knowingly in possession of information that is not public and that, if publicly available, might materially affect the price of the investment.

•	Covered Persons must not take personal advantage of any investment that may be offered to them by virtue of their employment with The FIRMS

•
Other than in the performance of services to the FIRMS, Covered Persons may not pass confidential information to any other person or advise or influence any other person to effect transactions in investments in which the Covered Person is prohibited from dealing..

•
Covered Persons who sit on an external board of directors or trustees must notify the UK Compliance Officer and Boards of the FIRMS.  Full disclosure of such share holdings must be made to the UK Compliance Officer at any time on request or as soon as the Covered Person is aware of a possible conflict.

•
Covered Persons may not re-allocate securities bought in their own name or that of an affiliated person (without the prior approval of the UK Compliance Officer) nor may they arrange for anyone to participate in a multiple transaction on their behalf.

•	Covered Persons may not enter into transactions with accounts (except relatives), as all account deals must be seen to be at the best market rate.

•
Covered Persons must not enter into speculative deals or into any deal they cannot or might not be able to settle, e.g. writing options, commodity futures, etc. to an amount where they might not be able to settle.

•	Covered Persons may buy futures contracts but not in individual stock lines. They are again reminded of the requirement not to take themselves into financial difficulties.

•
Covered Persons may enter into ‘spread-betting’ arrangements through bodies such as IG Index but exposure must not be stock specific but rather to a general index or range of commodities or currencies.

Covered Persons are reminded that futures or ‘spread-betting’ arrangements in specific stocks are not allowed as they could be seen as a means of avoiding other requirements within the PAD Rules.

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HOW TO EXECUTE A SECURITY DEAL (including direct investment trust; indirect securities holdings via single company or equity PEPs/ISAs; and investments in funds managed or advised by the FIRMS but excluding  limited offerings; and initial public offerings).

•
A Covered Person wishing to deal must complete a Personal Account Dealing Permission Form (a copy of the form is shown in Exhibit F and is available under: GAAM\COMPLIANCE\FORMS\PAD Permission Form) in full, including name of proposed broker, and e-mail it for approval to the UK Compliance Officer.  Covered Persons must be aware that approval for their deal may be held over for five business days after receipt if an account’s deal has already taken place in the same stock that day or is subsequently implemented before the approval process for the Covered Person’s deal is completed.  (For more details see below.)  If the UK Compliance Officer is unavailable, then the Covered Person must seek approval from an investment director of the Firms Board ie. Edmund Harriss or Tim Guinness and the approved request submitted to the UK Compliance Officer for subsequent review.

•	The UK Compliance Officer will firstly check the deal against the list of restricted stocks that may exist (normally from outside directorships, etc.).

•	Permission to trade may be extended by the UK Compliance Officer as required should the trade not be executed during the day in which approval was first given.

•
The UK Compliance Officer will then review account deals over the last fifteen days for any deals in the same stock and if such deals exist approval for the Covered Person’s deal will be delayed until those account deals have cleared and a minimum of 5 working days have passed since the last account deal.

•
A waiver of the historic five day rule may only be applied at the discretion of the UK Compliance Officer for proposed deals in securities of liquid companies within the MSCI World Index so long as there could be no possible conflict with an account deal. ( guidance : daily liquidity 20 times account deal size)

•
If there are / were no account deals within the period or currently in existence then the UK Compliance Officer will authorise the proposed Covered Person order form and refer the Covered Person to an investment director of the Firms Board ie. Tim Guinness or Edmund Harriss (relevant investment authoriser) However if no contact can be made the proposed deal will have to be delayed until the relevant investment authoriser is available.

•
The relevant investment authoriser will identify any account deals already scheduled to take place within the next five days.  If there are any such account deals proposed the approval of the Covered Person’s deal must wait until the account deals have been cleared and a minimum of five days have passed before the Covered Persons’ deal is re-presented to the UK Compliance Officer for approval.

•
A similar waiver to that provided by the UK Compliance Officer to the historic 5 day rule may be applied at the discretion of the relevant investment authoriser to the forward-looking 5 day rule only for approvals for proposed deals in the securities of liquid companies within the MSCI World Index

•	If there are no imminent account deals then the relevant investment authoriser will authorise the staff order form for the Covered Person.

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•
The Covered Person is then to place his or her deal with his or her broker as soon as possible and no later than the same day.  If it is not possible to complete a deal on the day when approvals are given, then the approvals lapse and the Covered Person must re-seek approval the next day or on the day when he or she is next likely to be able to transact the deal.

•	E-mail records of all authorisations must be copied to the UK Compliance Officer for the records.

HOW TO EXECUTE A SECURITY DEAL in limited offerings; and initial public offerings.

A Covered Person wishing to deal must complete a Personal Account Dealing Permission Form (a copy of the form is shown in Exhibit F and is available under: GAAM\COMPLIANCE\FORMS\PAD Permission Form) in full, including name of proposed broker, and e-mail it for approval to the UK Compliance Officer.

AFTER EXECUTING A SECURITY DEAL

Covered Persons are encouraged to adhere to the best practice principle that all securities dealing should be for long-term investment purposes rather than short-term trading profits.

Whilst no minimum period is stipulated for the holding of securities, the UK Compliance Officer reviews copy contract notes on receipt and Covered Person PAD Permission Forms on a regular basis and will carry out checks for short-term dealing, front-running, incorrect approvals etc.  Short-terms trades will be queried with the Covered Person concerned.

Any suspected patterns of short-term trading will be investigated with the Covered Person and his or her immediate supervisor before any corrective action might be decided upon.

HOW TO EXECUTE A TRANSACTION IN A PACKAGED PRODUCT

A transaction in an external provider’s packaged product may be dealt directly with that provider by the Covered Person.

No prior approval is required for investments in externally provided packaged products, except that Covered Persons must annually disclose their holdings in all such products.

To execute a transaction in a packaged product advised or sub-advised by the FIRMS, a Covered Person must complete the relevant application form like any other investor.  Copy contract notes should be provided to the UK Compliance Officer.  Covered Persons must: (1) obtain prior approval to engage in any transaction involving packaged products (including mutual funds) advised or sub-advised by the FIRMS (other than transactions effected pursuant to regular periodic purchase or redemption of fixed US dollar amounts of such funds or automatic investment plans); and (2) annually disclose their holdings in all the FIRMS packaged products.

ON-GOING AND ANNUAL DISCLOSURE REQUIREMENTS

As mentioned above the UK Compliance Officer will perform regular reviews of personal account dealing and where there are missing documents or queries on the timing of transactions these matters will be discussed with the relevant Covered Person so that copies or further clarification can be provided.

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On an annual basis, all Covered Persons will be required to submit to the UK Compliance Officer a statement as at 31 December of all securities (including holdings of mutual funds) that the person holds beneficially, together with the name of any broker, dealer or bank with which the person maintains an account in which any securities are held for the person’s direct or indirect benefit. This information must be current as of a date no more than 45 days before the report is submitted.  A form for this purpose is attached hereto as Exhibit D although filing can be in any Form agreed with the Compliance Officer.

In addition, on an annual basis, all Covered Persons must sign a declaration that they have complied with the Rules over the period since their initial/last declaration.  A form for this purpose is attached hereto as Exhibit E.

The UK Compliance Officer will review this information and will treat it in a confidential manner with access generally only being necessary by the FIRMS compliance staff and senior management.  However complete privacy cannot be guaranteed to Covered Persons as the FIRMS believe openness is the best safeguard against any possible accusations of conflicts of personal dealing with that of accounts, whose interests must always be prioritised.

FAILURE TO COMPLY

Failure by any Covered Person to comply with any of the requirements of these Rules will be treated very seriously.

ADDITIONS TO/ VARIATIONS FROM THE RULES BY OFFICE

London:	Full Rules apply,

US:
Full Rules apply. The Compliance Officer for the Purpose of the Rules is Jim Atkinson, except where the Compliance Officer is specified as the UK Compliance Officer. The Compliance Officer in the US will copy his records to the Guinness Atkinson UK Branch Compliance Officer.

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OTHER ETHICAL ISSUES

The Firms expect professional ethical behaviour from its Covered Persons and brings particular matters to their attention:

Conflicts of Interest (COI)

As a FSA requirement the Firms must have a COI policy.. The purpose of the COI is to make employees aware that some circumstances may arise in the course of business which would be or may give rise to a material risk of damage to the interests of one or more of the Firms clients and then in such cases to alert employees to the procedures which have been put in place to manage any COI.

To understand the background to COI, the policies the Firms have in place, the procedures to be followed and how any conflict of interest may effect you then you must familiarise yourself with the COI policy and in particular the Conflicts of Interest Matrix. There is a requirement for each of the Firms three companies to have a COI Policy and the policy is identical for each company. An example of the policy is filed at the back of Appendix 4 and can be found at GAAM/Manuals/Current Procedures/Conflict of Interests Policy.

Should you find there is a conflict of interest you should report the event to your line manager who will report the COI to the Compliance Officer. A Conflict of Interests Register is maintained in the compliance department.

Inside Information

•
It is an offence under criminal law, and a breach of our fiduciary duties to our accounts, for a Covered Person to deal in securities of a company, or to encourage another person to do so, when that Covered Person knowingly has inside information in relation to that company, which if publicly known would have a significant effect on the price of its securities.

•
A Covered Person using inside information to his advantage would be guilty of using information gained through his or her employment for reasons other than those connected with his or her employment and of gaining advantage personally ahead of the interests of his, her or the FIRMS accounts.

•	The offence is punishable by dismissal by the FIRMS and under criminal law a fine and/or imprisonment

Confidentiality

With effect from the date of employment all Covered Persons undertake to the FIRMS to maintain the confidentiality of the FIRMS accounts and its investment dealings.  All Covered Persons undertake not to disclose any information regarding the FIRMS accounts nor any information relating to the investment of those accounts’ funds to any third party or any persons not employed within the FIRMS for any purposes other than carrying on the FIRMS business.

Gifts and Entertainment

Great importance is placed on this area by the regulators who are concerned that financial services companies do not induce intermediaries to do business with them or are themselves induced to do business with companies or stockbrokers through provision or receipt of unnecessarily lavish gifts or entertainment.

We must take care that their rules are not contravened but also look at the practicalities of how we achieve this objective and how the FIRMS monitor that compliance.

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1) Gifts (defined as wine, port and stilton sets, pictures etc.)

•	All relevant gifts received should be notified in writing to the Compliance Officer immediately using the form at Appendix 3.

•	Details of all relevant gifts made by GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT must be notified to the Compliance Officer.

•	A relevant gift is a gift over £100 in value.

•	If the individual value of such gifts is likely to be in excess of £500 then the proposal must be pre-approved by Tim Guinness or Jim Atkinson or the Compliance Officer.

•	Covered persons are not permitted under any circumstances to make a request for a particular gift or form of entertainment

2) Entertainment (defined as lunch, a day’s shooting, racing, cricket, rugby etc).

Entertainment has to be assessed as to whether it is “normal and reasonable” and here we apply the “wow!” factor.

•	Most lunches with stockbrokers or IFAs etc are probably fairly routine and so need not be pre-approved or declared to the Compliance Officer.

•
However the provision of a day’s entertainment out of the office (whether it be at the races, cricket, rugby or tennis), or an extravagant lunch or dinner, or tickets to a show could be seen as unusual, a bonus to the relationship, and a possible inducement to continuing, or commencing, business.

•	Therefore such entertainment should be declared to the Compliance Officer on the form at Appendix 3.

•	An offer of entertainment should only be accepted if the provider of the entertainment will be present

•	Any entertainment offered to a Covered Person likely to be worth in excess of £500 must be pre-cleared by Tim Guinness or Jim Atkinson or the Compliance Officer.

•
A research trip must be purely that and if any element of a trip could be seen as social rather than business then it must be cleared in advance by Tim Guinness or Jim Atkinson or the Compliance Officer.

•	Details of all entertainment apart from a business lunch/dinner provided to stockbrokers or IFAs must be declared to the Compliance Officer.

•
Any entertainment to be offered to a client or potential client of the FIRMS, which is likely to cost in excess of £500 per individual, must be pre-cleared by Tim Guinness, Jim Atkinson or the Compliance Officer.

•	Any proposals to attend or arrange seminars with intermediaries should be viewed in light of the regulators’ requirements and cleared with Tim Guinness, Jim Atkinson or the Compliance Officer.

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Method of notification

All relevant gifts and relevant entertainment received must be declared on the form at Appendix 3.  Where gifts or entertainment to be provided requires pre-approval the details should be provided to Tim Guinness, Jim Atkinson or the Compliance Officer in writing specifically requesting approval.

Compliance Officer action

The information supplied will be summarised and monitored to ensure that we are not exceeding the limits and spirit of the rules as given above.  Any excesses will be discussed with the Covered Person and Tim Guinness, Jim Atkinson or the Compliance Officer and corrective action may be required.

Reporting of violations

Each Covered Person shall promptly report any violations of these Rules to the Compliance Officer.  The FIRMS shall take action against any Covered Person who seeks retaliation against anyone for reporting violations of these Rules.

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APPENDIX 1

DEFINITIONS

Access person

‘Access person’ means any ‘supervised person’ (defined below) of the FIRMS who has access to non-public information regarding any account’s purchase or sale of securities, or non-public information regarding the portfolio holdings of any account managed by the FIRMS, or who is involved in making securities recommendations to accounts, or who has access to such recommendations that are non-public.

With respect to the FIRMS, ‘access person’ means any advisory person (as defined below) of the FIRMS.  All of the FIRMS directors, officers, and general partners are presumed to be access persons of the Guinness Atkinson Funds.

Account

‘Account’ means any series of the Guinness Atkinson Funds or any other account managed by the FIRMS.

Advisory person

‘Advisory person’ means (1) any employee of the FIRMS (or of any company in a control relationship to the FIRMS) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined in these Rules) by an account, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the FIRMS who obtains information concerning recommendations made to an account with regard to the purchase or sale of a security by the account.  Additionally, this term includes any Portfolio Manager (as defined below).  A person is not an Advisory Person (or an Access Person) simply by virtue of the following:

1.	Normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading; or

2.	A single instance of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

Automatic investment plan

‘Automatic investment plan’ means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.

Beneficial ownership

‘Beneficial ownership’ shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is subject to the provision of Section 16 of the US Securities Exchange Act of 1934, and the rules and regulations thereunder, which generally encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect “pecuniary interest” (i.e., some economic benefit) from the ownership of a security.  It also includes securities held by members of a Covered Person’s immediate family sharing the same household; provided however, this presumption may be rebutted.  The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships.  Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

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Portfolio manager

‘Portfolio manager’ means an employee of the FIRMS who is primarily responsible for the day-to-day management of an account’s portfolio.

Supervised person

‘Supervised person’ includes any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the FIRMS, or other person who provides investment advice on behalf of the FIRMS and is subject to the supervision and control of the FIRMS.

US federal securities laws

‘US federal securities laws’ means the US Securities Act of 1933, the US Securities Exchange Act of 1934, the US Sarbanes-Oxley Act of 2002, the US Investment Company Act of 1940, the US Investment Advisers Act of 1940, the customer privacy provisions of the US Gramm-Leach-Bliley Act, the anti-money laundering provisions of the US Bank Secrecy Act, as extended by the USA PATRIOT Act 2001 and any related rules.

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APPENDIX 2

CURRENT LIST OF COVERED PERSONS

ALL EMPLOYEES OF GUINNESS ATKINSON/GUINNESS ASSET MANAGENENT/GUINNESS CAPITAL MANAGEMENT

US
James J. Atkinson
Ashley Atkinson
Kim Derpic (on maternity leave)
Jacqueline Vaughn(maternity cover)
Karin Walkovitz

UK
Timothy W.N. Guinness
Edmund Harriss
Sue Durrans
Ginny Fremlin-Key
Edward Guinness
John Gatehouse
Andrew Martin-Smith
Ian Mortimer
Tom Nelson
Matthew Page
William Riley
Giles Robinette
Elisabeth Rukerebuka
James Weir

Current as at 1 November 10

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APPENDIX 3

REF NO.
FSA GIFTS AND ENTERTAINMENT REGISTER

Instructions for use:

This form should be used for notifications of receipt or provision of Gifts and Entertainment from or to stockbrokers and financial intermediaries and comprises the primary record for the register.  Please complete all details and where necessary obtain the clearance signatures requested in the first part of the form and once the gift/entertainment is given/received pass immediately to the Compliance Officer  who will then complete the shaded areas.

Narrative	Details
Name of person completing form		Date:
Description of Gift or Entertainment:-
Tick as appropriate
	Received	Provided
Estimated market value (i.e. per person)
If any £500 gift is provided pre clearances are required	Line Manager:	Compliance:
Any entertainment offered by or to the Covered Person in excess of £500 requires pre clearance	Line Manager: Compliance:
Company or person the Gift or Entertainment was provided by/to: (attach schedule if necessary)
Date the Gift or Entertainment was received/given:-
Signature:	Compliance Review:	Initials:
Date:
Entry referenced and added to monthly summary	Yes /No
If a gift check if over £500 pa	Yes/No/ N/a
Any further action required?	Yes (give details) /No
Results of further action
Register entry complete		Initials:

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EXHIBIT A

INITIAL CERTIFICATION OF COMPLIANCE

I have read and understand the Firms Code of Ethics. I recognize that the Code of Ethics applies to me and agree to comply in all respects with the provisions thereof.  I acknowledge that the attached Code of Ethics was distributed to me on _______________, ______.

I have declared any securities holdings and any conflicts of interest.

I agree to promptly report to the Compliance Officer any violation or possible violation of the Code of Ethics of which I become aware.

I understand that a violation of the Code of Ethics will be grounds for disciplinary action or dismissal and may also be a violation of US federal and/or state securities laws.

Date:	Signature:

Print Name:

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EXHIBIT B

INITIAL HOLDINGS REPORT

As of the below date, I held the following positions in these securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT/GUINNESS CAPITAL MANAGEMENT Code of Ethics incorporating Personal Account Dealing Rules.

ACCOUNT NAME**	SECURITY	CUSTODIAN	PRINCIPAL AMOUNT	SHARES

**  Please note that ALL securities must be listed.

This report is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:	Signature:

Print Name:

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EXHIBIT C

QUARTERLY SECURITIES TRANSACTION REPORT

For the Calendar Quarter Ended:
(month/day/year)

During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, a direct or indirect beneficial ownership, and which are required to be reported pursuant to the GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT/GUINNESS CAPITAL MANAGEMENT Code of Ethics incorporating Personal Account Dealing Rules.

SECURITY	DATE	SHARES	PRINCIPAL AMOUNT	BUY/ SELL	PRICE	CUSTODIAN

**  Please note that ALL accounts must be listed.

This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:	Signature:

Print Name:

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EXHIBIT D

ANNUAL HOLDINGS REPORT

As of December 31, ________, I held the following positions in these securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the GUINNESS ATKINSON/GUINNESS ASSET MANAGEMENT/GUINNESS CAPITAL MANAGEMENT Code of Ethics incorporating Personal Account Dealing Rules.

ACCOUNT NAME**	SECURITY	CUSTODIAN	PRINCIPAL AMOUNT	NO. OF SHARES

**  Please note that ALL accounts must be listed.

This report is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:	Signature:

Print Name:

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EXHIBIT E

ANNUAL CERTIFICATION OF COMPLIANCE

I have read and understand the Code of Ethics (the “Rules”), recognize that the Rules apply to me and agree to comply in all respects with the provisions thereof.  I acknowledge that the attached Rules were distributed to me on _______________, ______.

I have declared any securities holdings and any conflicts of interest.

Furthermore, I certify hereby that I have complied with the requirements of the Rules in effect during the preceding year (except to the extent that I may have been specifically notified by the Firms that I have not complied with certain of such requirements) and that I will continue to do so during the course of my employment or association with the Firms.  I agree to promptly report to the Compliance Officer any violation or possible violation of the Rules of which I become aware.

I understand that a violation of the Rules will be grounds for disciplinary action or dismissal and may also be a violation of UK securities legislation or US federal and/or state securities laws.

Date:	Signature:

Print Name:

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EXHIBIT F

PAD PERMISSION FORM

GUINNESS ASSET MANAGEMENT LIMITED
GUINNESS ATKINSON ASSET MANAGEMENT INC
GUINNESS CAPITAL MANAGEMENT

PERSONAL ACCOUNT DEALING
PERMISSION FORM

1.	I request permission to deal as follows (state whether sale or purchase etc and the limit price, if any, and number of units of the security in which it is proposed to deal).
2.
On behalf of	Security / Issuer	Broker	Buy or Sell	Quantity or Value

I have read and understood the Personal Account Dealing Rules. I confirm that I am not knowingly in possession of information which is not public and which, if publicly available, might materially affect the price of the investment, or knowledge of an imminent customer transaction in the same security.
Name:…………………………………      Signature:………………………………….

3.	Permission given by:
UK Compliance Officer (after checking any client dealing in last 15 days)
Name	Signature	Date & time

Investment authoriser (after checking any proposed client dealing in next 5 days)
Name	Signature	Date & time

Trade to be executed prior to close of business on the above date.
Exceptionally permission is extended to COB on …………………………………(enter date/s)
(delete as applicable)
Subject to the following conditions (if any)…………………………………………...

4.	Notes:
•	You must deliver this form to the UK Compliance Officer who will complete section 3 of this form.

•	In exceptional circumstances, requests to deal can be approved over the telephone with the appropriate form being completed as soon as possible thereafter.

•	Please arrange to supply a copy contract note evidencing the transaction to the UK Compliance Officer.

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